UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 4, 2009
TAUBMAN CENTERS, INC.
(Exact name of registrant as specified in its charter)
Michigan
(State or other jurisdiction of incorporation)

1-11530 (Commission file number)	38-2033632 (I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan (Address of principal executive office)	48304-2324 (Zip code)
Registrant’s telephone number, including area code: (248) 258-6800
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Resignation of Mr. Parker
     On October 4, 2009 (the “Separation Date”), Morgan Parker resigned as President of The Taubman Company Asia Limited (the “Company”) as well as other officer and director positions with affiliates and direct and indirect subsidiaries of the Company. Taubman Centers, Inc. issued a related press release, a copy of which is attached as Exhibit 99 to this report and is incorporated herein by reference.
     Separation Agreement
     In connection with such resignation, Mr. Parker and the Company entered into a Separation Agreement and Release, dated as of the Separation Date (the “Separation Agreement”), which terminates Mr. Parker’s employment agreement with the Company, dated April 11, 2008 (the “Employment Agreement”). The Separation Agreement provides for the discontinuance of Mr. Parker’s current compensation and benefits as of the Separation Date except the Company will pay:
•	Mr. Parker’s salary ($1.1 million per annum) on the Company’s regular pay days until April 11, 2011, subject to Mr. Parker making a good faith effort to obtain comparable employment and a dollar-for dollar offset for any cash compensation earned from such employment after April 11, 2010 through April 11, 2011; and

•	Approximately $6,000 per month of allowances on the Company’s regular pay days until the earlier of April 11, 2011 and the date on which Mr. Parker obtains full-time employment.
     As consideration for such compensation and benefits, Mr. Parker:
•	Provided a full general waiver and release of known or unknown claims and causes of action for the benefit of the Company and other specified entities and persons.

•	For a period ending April 11, 2012, agreed not to (A) engage in any business or activity that is competitive with the actual or prospective business of the Company or its direct or indirect parent, subsidiaries and/or affiliates, (B) own, manage, maintain, consult with, operate, acquire any interest in (other than 5% or less of the common stock of a publicly traded company), or otherwise assist or be connected with any person that owns, leases and/or manages a retail real estate portfolio in excess of one million square feet in the applicable territory, or (C) undertake any efforts toward pre-incorporating, incorporating, financing or commencing any business or activity that is competitive with the actual or prospective business of the Company or its parent, subsidiaries and/or affiliates.

•	Agreed to remain bound by the conflicts of interest and non-solicitation provisions (through April 11, 2012) and the confidentiality provisions specified in the Employment Agreement.
     Assignment of Membership Interest in Taubman Properties Asia LLC
     On the Separation Date, Mr. Parker assigned his 10% membership interest in Taubman Properties Asia LLC to an affiliate of the Company for a nominal amount.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99	Press Release, dated October 5, 2009, entitled “Taubman Asia’s Morgan Parker Steps Down”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2009	TAUBMAN CENTERS, INC.
/s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99	Press Release, dated October 5, 2009, entitled “Taubman Asia’s Morgan Parker Steps Down”